Exhibit 99.1

OMEGA FLEX, INC.

Manufacturer of flexible metal hose and gas piping products

Middletown, Connecticut	Contact: Kevin R. Hoben
July 27, 2007	(860) 704-6823

Omega Flex today reported its results of operations for the Second Quarter, 2007:

OMEGA FLEX, INC. (OFLX)	EARNINGS DIGEST

Three Months Ended June 30:	2007	2006

Revenues	$19,202,000	$17,908,000

Net income before unusual items (Non-GAAP Financial Measure)	1,910,000	2,495,000
Unusual legal expenses (net of tax)	(102,000)	(193,000)
Net income (GAAP Financial Measure)	$1,808,000	$2,302,000
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Basic and diluted earnings per share:
Net income before unusual items (Non-GAAP Financial Measure) per common share	$0.19	$0.25
Unusual legal expenses (net of tax)	(0.01)	(0.02)
Net income (GAAP Financial Measure) per common share	$0.18	$0.23
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Six Months Ended June 30:	2007	2006

Revenues	$36,533,000	$35,223,000

Net income before unusual items (Non-GAAP Financial Measure)	3,883,000	5,355,000
Unusual legal expenses (net of tax)	(203,000)	(812,000)
Net income (GAAP Financial Measure)	$3,680,000	$4,543,000
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Basic and diluted earnings per share:
Net income before unusual items (Non-GAAP Financial Measure) per common share	$0.38	$0.53
Unusual legal expenses (net of tax)	(0.02)	(0.08)
Net income (GAAP Financial Measure) per common share	$0.36	$0.45
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Kevin R. Hoben, President and CEO, indicated the Company’s 2nd Quarter Revenues improved 7.2% from Revenues in the 2nd Quarter 2006, but Net Income Before Unusual Items (a non-GAAP financial measure that reports net income before unusual or anomalous items) declined 23.4% over the same period. Revenues for the first six months of 2007 were 3.7% over Revenues in the same period in 2006. Net Income Before Unusual Items (a non-GAAP financial measure) declined 27.5% over the same period. Revenue for the three-months and six-months ended June 30, 2007 reflects growth in the non-residential construction market and price increases realized after the end of June last year, partially offset by continued weakness in the residential construction industry. The decline in Net Income for the quarter and six months ended June 30, 2007 is due in large part to increases in the cost of the Company’s primary raw materials and to a lesser extent increased staffing levels and consulting expenses.

Net Income Before Unusual Items is a non-GAAP financial measure that represents the Company's after-tax earnings exclusive of items that the Company believes are unusual in nature. Management believes that the unusual litigation expense item identified, while not necessarily "nonrecurring," is sufficiently anomalous to warrant the presentation of a separate financial measure which allows investors to evaluate the Company's performance exclusive of these items. The Unusual Item relates to the defense of the Arkansas class action litigation, which was disclosed on Form 8-K filed on September 6, 2006 and Form 10-K which was filed on April 2, 2007. Net Income, a GAAP financial measure, resulted in income of $0.18 per share in the second quarter 2007 as compared to income of $0.23 per share in the same period 2006. Net income per share for the first six months of 2007 was $0.36 compared to $0.45 for the first six months of 2006.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS - This news release contains forward-looking statement, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Omega Flex to control. Certain statement in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts, but rather reflect Omega Flex’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Omega Flex (or entities in which Omega Flex has interests) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. Omega Flex undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

OMEGA FLEX, Inc., 451 Creamery Way, Exton, PA 19341-2509

Tel: 800-671-8622 or 610-524-7272 Fax: 610-524-7582

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